Ranken Energy Corporation
Suite 101 - 417 W. 18th Street
Edmond, Oklahoma
73013 – 3663

August 7, 2009
Mr. Douglas Bolen, Chairman
Delta Oil & Gas Inc.
604 – 700 West Pender Street
Vancouver, BC
V6C 1G8

Re:  Letter Agreement, Ranken Energy Corporation. 2009 – 3 Drilling Program – Garvin County, OK

Dear Doug,

This LETTER AGREEMENT shall set forth the terms and conditions for your participation in the Ranken Energy Corporation (“REC”) 2009-3 Drilling Program, located in Garvin County, Oklahoma.  Specifically, you agree to participate with a 5.00% Working Interest, subject to the following:

1.	You agree to purchase an undivided 5.00% Working Interest in the 2009-3 Drilling Program for a total Buy-in Cost of $37,775.00 ($755,500.00 x 5.00%) which is your proportionate share.
2.
Your initial Buy-in Cost includes all leasehold, whether force pooled or leased in support of the initial test well as referred to in the trade summary sections in the 2009-3 Drilling Program technical brochure, geolgic expenses, brokerage costs, 3-D seismic usage, geophysical interpretations, and overhead.

3.
You agree to pay your Buy-in Cost upon execution of this LETTER AGREEMENT.  In addition, you agree to pay your share of the Estimated Costs to Casing Point within Three (3) business days of the receipt of an invoice, to be sent at a date prior to the SPUD date of each well for the following:

Drilling:                 Coates Prospect                                Coates #1-18                                 Garvin County, OK
Freeman Prospect                             Brewer #1-20                                Garvin County, OK
Maness Prospect                              DeeAlli #1-18                               Garvin County, OK
West McCarty Pros.                        Waunice #1-36                             Garvin County, OK

4.
You agree to participate in the Drilling Operations to casing point in the initial test well of each prospect as specified in Item #3 above, with your interest, bearing your proportionate share of a 20% carried Working Interest to casing point.  Your Before Casing Point Interest, “BCP”, shall be 6.25% and your After Casing Point Interest, “ACP”, shall be 5.00%.  This carried Working Interest shall only apply to the initial test well in each prospect in the 2009-3 DRILLING PROGRAM.

5.	Your NET Revenue Interest Lease, “NRI”, in the 2009-3 DRILLING PROGRAM shall be:

75% - Coates Prospect
78% - Freeman Prospect
75% - Maness Prospect
78% - West McCarty Prospect

6.
You acknowledge and understand that the 2009-3 DRILLING PROGRAM required Forced Pooling under Oklahoma law and as such, the various Respondents have the right to participate in any well.  Should any Respondents elect to participate, then your participation interest may be proportionately reduced in the spacing unit.  Your drilling costs in the project will also be proportionately reduced respectively.  Such reduction, if applicable, does not affect your buy-in costs in the 2009-3 DRILLING PROGRAM.

7.
Should you agree to participate in any completion attempt in any well drilled in the 2009-3 DRILLING PROGRAM, you agree to immediately forward your proportionate share of the Estimated Completion Costs, upon receipt of an invoice from Ranken Energy Corporation.

8.	You agree to become a signatory to the a mutually agreeable Joint Operating Agreement, “JOA”, consistent with industry standards (enclosed).
9.
You acknowledge that you are a sophisticated & accredited investor and fully understand the inherent risks associated with oil & gas investing.  Further, you acknowledge that no Return on Investment or Rate of Return has been guaranteed or promised, and, in fact, accept the possibility that you could lose 100% of your investment in this program.

10.	You further agree to complete the subscription agreement required by the Oklahoma Securities Commission (Enclosed), if applicable.
11.
RISK FACTORS – The undersigned understands and agrees that the Working Interests described in the Brochure are offered on a “Turn-Key” or similar basis.  Purchases of Working Interests will be required to pay for their proportionate share of all costs of drilling, completion, and operation of the Wells described in the Brochure on the financial basis as described in the Brochure.  The undersigned confirms that he/she has the financial capability of paying for his/her share of such costs of drilling, completing and operating the Wells and that such costs may exceed the initial costs set forth herein.

Should you agree with the terms and conditions expressed herein, please execute this LETTER AGREEMENT in the space provided below.

Sincerely,

/s/ “Randolph L Coy”
Randolph L. Coy
President

Agreed to and accepted this 10th day of August, 2009.

WI Owner:  Delta Oil & Gas Inc                                                                           Signature:  /s/  “D Bolen”

By:   Douglas Bolen, President                                                                             Date:  10 August 2009